Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Endologix, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements, the related consolidated financial statement schedule and the effectiveness of internal control over financial reporting, incorporated by reference herein.
/s/ KPMG LLP
Irvine, California
November 9, 2016